Report of Independent Registered Public Account ing Firm

To the Shareholders and Board of Directors of Federated Fixed Income Securities, Inc.:

In planning and performing our audit of the financi al statements of Federated Municipal
Ultrashort Fund, (the "Fund"), one of the portfoli os constituting Federated Fixed Income
Securities, Inc., as of and for the year ended Se ptember 30, 2009, in accordance with the standards of the Public Company Accounting Overs ight Board (United States), we considered the Fund's internal control over financial repo rting, including controls over safeguarding securities, as a basis for designing our auditin g procedures for the purpose of expressing our opinion on the financial statements and to comp ly with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we expre ss no such opinion.

The management of the Fund is responsible for est ablishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected b enefits and related costs of controls. A company's internal control over financial report ing is a process designed to provide reasonable assurance regarding the reliability of financia l reporting and the preparation of financial statements for external purposes in accordance wi th generally accepted accounting principles.
A company's internal control over financial rep orting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to perm it preparation of financial statements in accordance with generally accepted accounting princ iples, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonabl e assurance regarding prevention or timely detection of unauthorized acquisition, use or dispo sition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal contro l over financial reporting may not prevent or detect misstatements. Also, projections of any eval uation of effectiveness to future periods are subject to the risk that controls may become inadeq uate because of changes in conditions, or that the degree of compliance with the policies or p rocedures may deteriorate.

A deficiency in internal control over financial report
ing exists when the design or operation of a
control does not allow management or employees, in the
 normal course of performing their
assigned functions, to prevent or detect misstatement
s on a timely basis.   A material weakness
is a deficiency, or a combination of deficiencies, in
 internal control over financial reporting, such that there is a reasonable possibility that a materi al misstatement of the company's annual or interim financial statements will not be prevented o r detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would no t necessarily disclose all deficiencies in internal control that might be significant deficienci es or material weaknesses under standards established by the Public Company Accounting Oversigh t Board (United States).

However, we noted no deficiencies in the Fund's intern al control over financial reporting and its operation, including controls for safeguarding securit ies that we consider to be a material weakness as defined above as of September 30, 2009.



This report is intended solely for the information an d use of management and the Board of Directors of the Fund and the Securities and Exchange
 Commission and is not intended to be
and should not be used by anyone other than these sp ecified parties.



	ERNST & YOUNG LLP

Boston, Massachusetts
November 24, 2009